Exhibit 3.3

                              CERTIFICATE OF MERGER

                                       of

                     INTERNATIONAL VOICE TECHNOLOGIES, CORP.
                            (A Delaware Corporation)

                                      into

                      VISUAL TELEPHONE INTERNATIONAL, INC.
                            (A Delaware Corporation)

      The undersigned offices, the respective presidents and secretaries of International Voice Technologies, Corp., a Delaware corporation ("IVT"), and Visual Telephone International, Inc., a Delaware corporation ("VTPI"), hereby certify that the Agreement and Plan of Merger dated May 21, 1999, (hereinafter the "Merger Agreement") was approved by written consent of the shareholders of VTPI pursuant to Section 228 of the Genral Corporation Law of the State of Delaware, and was approved by the sole shareholder of IVT by unanimous consent pursuant to such section by the sole shareholder.

      a.       The surviving corporation shall be VTPI.

      b. The Merger Agreement was approved, adopted, certified, executed, acknowledged by each of the constituent corporations in accordance with Section 251 of the General Corporation Law of the State of Delaware.

      c. The executed Merger Agreement is on file at the office of VTPI at 69 Wesley Street, South Hackensack, New Jersey 07606.

      d. A copy of the Merger Agreement will be furnished by VTPI on request and without cost, to any stockholder of any constituent corporation.

      e. The following amendment to the Certificate of Incorporation of VTPI is desired to be effected by the merger:

               i. Article I of the Certificate of Incorporation is amended to read as follows:
                  "The name of the corporation shall be iVoice.com, Inc."

      IN WITNESS WHEREOF, International Voice Technologies, Corp., a Delaware corporation, and Visual Telephone International, Inc., a Delaware corporation, have caused this Certificate of Merger to be executed by their respective presidents and their respective secretaries this 21st day of May 1999.


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

Attest:                                  International Voice Technologies, Corp.
                                         A Delaware Corporation



/s/ Jerome R. Mahoney                    By/s/ Jerome R. Mahoney
------------------------------           -----------------------------
Jerome R. Mahoney, Secretary             Jerome R. Mahoney, President


Attest:                                  Visual Telephone International, Inc.
                                         A Delaware Corporation



/s/ Carl R. Ceragno                      By/s/ Joel G. Beagelman
---------------------------------        -----------------------------
Carl R. Ceragno, Secretary               Joel G. Beagelman, President


State of New Jersey   )
                      ) ss.
County of Bergen      )

      On the 21st day of May 1999, personally appeared before me , a Notary Public, Jerome R. Mahoney, the president and secretary of International Vice Technologies, Corp., a Delaware corporation, who acknowledged that he had executed the foregoing Certificate of Merger as the act and deed of such corporation and that the facts stated therein are true.

                                    /s/ Almajean M. O'Connor
                                    ------------------------
                                    NOTARY PUBLIC


State of New Jersey   )
                      ) ss.
County of Bergen      )


      On the 21st day of May 1999, personally appeared before me , a Notary Public, Joel G. Beagelman and Carl R. Ceragno, the president and secretary respectively, of Visual Telephone International, Inc., a Delaware corporation, who acknowledged that they had executed the foregoing Certificate of Merger as the act and deed of such corporation and that the facts stated therein are true.

                                    /s/ Almajean M. O'Connor
                                    ------------------------
                                    NOTARY PUBLIC